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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     August 11, 1997



                              KOLLMORGEN CORPORATION
             (Exact name of registrant as specified in its charter)


          New York                     1-5562               04-2151861
(State or other jurisdiction of      (Commission       (I.R.S. Employer
 incorporation or organization)      File Number)      Identification No.)


  1601 Trapelo Road, Waltham, Massachusetts                   02154
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:     (617) 890-5655



                                 None
     (Former name or former address, if changed since last report.)

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Item 9.     Sale of Equity Securities Pursuant to Regulation S

            On August 11, 1997, the Registrant sold 86,522 shares of its Common Stock, $2.50 par value, ("Common Stock") to Dr. Ilan Cohen in consideration for the sale to the Registrant of approximately 9% of the issued and outstanding stock of Servotronix Ltd., an Israel software company. As a result of this transaction, the Registrant now owns approximately 90% of that company. The Common Stock sold by the Registrant was not registered under the Securities Act of 1933, as amended, (the "Act") in reliance upon Section 4(2) and Regulation S of the Act.


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                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 KOLLMORGEN CORPORATION



                                 By:   /s/  Robert J. Cobuzzi
                                 Robert J. Cobuzzi, Senior Vice President,
                                  Treasurer and Chief Financial Officer


Date:       August 18, 1997